Exhibit 10.12

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COMMERCIAL OUTSOURCING SERVICES AGREEMENT

This Commercial Outsourcing Services Agreement (“Agreement”) is entered into as of November 13, 2002 (“Effective Date”) by and between Integrated Commercialization Solutions, Inc., a California corporation (“Service Provider”) and Auxilium Pharmaceuticals, Inc., a Delaware corporation (“Company”).

RECITALS

A. Company is, among other things, in the business of manufacturing or having manufactured, selling and distributing pharmaceutical products, including those listed on Schedule A (“Products”).

B. Service Provider is in the business of, among other things, providing commercialization services.

C. Company desires to engage Service Provider as its agent to provide certain commercialization services related to the Products upon the terms and subject to the conditions set forth in this Agreement.

D. Service Provider desires to provide such commercialization services to Company as its agent upon the terms and subject to the conditions set forth in this Agreement. Capitalized words used without definition in this Agreement will each have the meaning in Appendix A.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	APPOINTMENT AS EXCLUSIVE AGENT

Company hereby appoints Service Provider as its exclusive outsourcing supplier for warehousing and distributing Products to be sold in the United States, Guam, Puerto Rico and the U.S. Territories during the Term (as defined in Section 4.1) subject to the provisions of this Agreement; provided, however, if Service Provider cannot meet Company’s demand for warehousing and distributing Products, Company may engage a third party to supply those services Service Provider cannot provide pursuant to this Agreement.

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2.	SERVICES TO BE PERFORMED

Company hereby engages Service Provider to provide the following services (“Services”):

2.1	Integrated Access Center as set forth in Exhibit B.

2.2	Order Process Management as set forth in Exhibit C.

2.3	Warehousing and Inventory Program as set forth in Exhibit D.

2.4	Distribution Services as set forth in Exhibit E.

2.5	Contract Management and Chargebacks as set forth in Exhibit H.

2.6	Accounts Receivable Management and Cash Applications as set forth in Exhibit I.

2.7	Finance Management as set forth in Exhibit J.

2.8	Information Technology Service as set forth in Exhibit K.

3.	COMPENSATION—FEES FOR SERVICES

Company shall compensate Service Provider for all services provided hereunder in accordance with Schedule B. Payment is due net thirty (30) days from the invoice date. A late fee of 1.5% per month (or part of a month) will be charged on all amounts not paid within sixty (60) days of the date of the invoice date, except for any portion of any bill that is the subject of any dispute raised by Company in good faith. Service Provider will bill Company for any pass through charges monthly or as Service Provider is billed. All other fees for Services will be billed monthly.

4.	TERM AND TERMINATION

4.1 Initial Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect thereafter for a period of three (3) years from the Effective Date (“Term”) unless sooner terminated as provided herein, and may be extended upon written mutual agreement of the parties, such extension to be negotiated in good faith six (6) months prior to the expiration of the Term.

4.2 Termination Without Cause. Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement, with or without cause, at any time by providing the other party with at least one hundred eighty (180) days’ prior written notice of such termination.

4.3 Termination For Breach. In addition to any other termination rights contained herein, either party may terminate this Agreement upon written notice to the other party following such other party’s failure to cure a material breach of this Agreement within ten (10)

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days after receipt of written notice of such breach. Such cure period shall be suspended for so long as the breaching party has diligently commenced to cure such breach and continues diligently to complete such cure; provided, however such cure period may not exceed ninety (90) days.

4.4 Termination For Specific Events. Any party may terminate this Agreement immediately by providing the other parties with concurrent written notice of such termination in the event that any other party: (a) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (b) makes a general assignment for the benefit of creditors; (c) becomes insolvent; (d) ceases doing business; and/or (e) takes any corporate action to authorize any of the foregoing. Each party agrees to provide immediate notice to all other parties upon the occurrence of any event specified above.

4.5 Expenses. If Company executes its option under this Agreement to terminate without cause, it shall pay the reasonable and proper documented, non-recoverable expenses related to telecommunication, facsimile, postage and shipping incurred by Service Provider for all services rendered in accordance with the terms of this Agreement.

4.6 Survival. All accrued payment, indemnity and confidentiality obligations of the parties under this Agreement shall survive the termination of this Agreement and, except as provided elsewhere in this Agreement, termination of this Agreement shall not affect any obligations or liabilities arising, or based upon acts or omissions occurring, prior to the date of such termination.

4.7 Return of Data and Information. Upon termination, Service Provider will promptly provide to Company all information and data relating to Products (“Product Data”) in a mutually agreeable form. Product Data includes all Company Confidential Information and all information related to Products, shipping and tracking information, customer contact information, including customer names and current addresses, marketing and promotional materials and sales and marketing information. Product Data does not include ICS Data (as defined in Section 8.3).

5.	RECALLS, OTHER REGULATORY ISSUES

5.1 If Company determines it to be necessary to conduct a recall, market withdrawal or field correction (a “Recall”) of any Products, Company shall conduct, or designate a third party to conduct, the Recall, and Company shall incur all related expenses and have primary responsibility therefor. Service Provider shall cooperate with, and comply with all reasonable requests of, Company in recalling any affected Products. To the extent a Recall was not due to Service Provider’s acts or omissions, then Company shall pay or reimburse, as the case may be, all of Service Provider’s documented direct out-of-pocket expenses (including but not limited to any reasonable attorney’s fees and expenses) incurred by Service Provider in connection with any such Recall. To the extent a Recall was due to Service Provider’s acts or omissions, then Service Provider shall pay or reimburse, as the case may be, all of Company’s expenses, including reasonable attorney’s fees, incurred in connection the Recall. Each of the parties shall use its best efforts to minimize the expenses of any Recall when it occurs. Company shall use its

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best efforts to inform Service Provider of any proposed Recall within forty-eight (48) hours of the initiation of the Recall.

5.2 Each of the parties shall provide the other with a copy of any correspondence or notices received by such party from the FDA (or counterpart state agency) or other regulatory agency specifically relating to services provided by Service Provider, pursuant to this Agreement, relating to a material violation of any kind that is Company or Product related whether such violation resulted from an act or omission by the Company or by the Service Provider, or that otherwise affects Company’s Products or process no later than the next business day following such receipt. In addition, Service Provider shall provide Company with all notices relating to the Products within two (2) business days of receipt thereof. Each party shall also provide the other with concurrent copies of any responses to any such correspondence or notices (e.g., FDA 483 notice). Where reasonably possible, Service Provider shall give prior notice to Company of any scheduled FDA inspections of Service Provider’s facilities specifically relating to any of the Products and, if reasonably possible, shall afford Company the opportunity to be present at such inspection and to review and contribute to any written response thereto to the extent permitted by law.

5.3 Service Provider and the Company where required, shall obtain and/or maintain all required licenses in all states for the warehousing and shipping of the Products. Service Provider may collect sales tax, where applicable, in all states that Service Provider has registered for sales tax collection. In all other states, Service Provider may collect all other sales taxes pursuant to the Company’s instructions and other legal requirements.

6.	LEGAL COMPLIANCE

6.1 During the Term of this Agreement, each party shall conduct its activities in connection with this Agreement in compliance with all applicable laws and regulations. Specifically, Service Provider shall comply with all applicable Requirements of Law related to the storage, handling and distribution of Products, and Company shall comply with all applicable Requirements of Law related to the importation, manufacture, distribution, labeling, storage, sale and handling of the Products.

6.2 Company agrees and does hereby represent and warrant to Service Provider during the Term of this Agreement that (a) all Products, and each shipment of each, or other delivery now and hereafter made by Company to or on the order of Service Provider will not be, at the time of shipment or delivery, adulterated, misbranded or otherwise prohibited within the meaning of the Act or within the meaning of any applicable state or municipal law, (b) the Products are not, at the time of shipment or delivery to Service Provider, merchandise which may not be introduced or delivered for introduction into interstate commerce under the provisions of Sections 404 or 405 of the Act, (c) all such Products will be the subject of a duly approved NDA or ANDA and may be legally transported or sold under applicable Requirements of Law, and (d) all Product has been duly approved by all applicable Governmental Authority for commercial sale and shipment within the United States.

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7.	CORPORATE AUTHORITY

7.1 During the Term of this Agreement, Company represents and warrants to Service Provider that: (a) it has full power and authority to enter into this Agreement and perform and observe all obligations and conditions to be performed or observed by it under this Agreement without any restriction by any other agreement or otherwise, (b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, (c) this Agreement constitutes the legal, valid and binding obligation of Company, (d) no approvals, consents, orders or authorizations of or designation, registration, declaration or filing with any Governmental Authority (within, as a part of, or constituting the United States of America) are required for the sale and distribution of the Product other than any such approvals obtained, (e) there is no action, proceeding, or investigation pending or threatened which questions the validity of this Agreement, the marketing authorizations related to and for the Product, or any actions taken or to be taken pursuant to this Agreement, and (f) the Product, or any part thereof, has not been materially adversely affected in any way as a result of any legislative or regulatory change, or any revocation of license or right to manufacture, distribute, handle, store, sell or market any of the Product.

7.2 During the Term of this Agreement, Service Provider represents and warrants to Company that: (a) it has full power and authority to enter into this Agreement and perform and observe all obligations and conditions to be performed or observed by it under this Agreement without any restriction by any other agreement or otherwise, (b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, (c) this Agreement constitutes the legal, valid and binding obligation of Service Provider, (d) no approvals, consents, orders or authorizations of or designation, registration, declaration or filing with any Governmental Authority (within, as a part of, or constituting the United States of America) are required for the warehousing and distribution of pharmaceutical products other than any such approvals obtained, (e) there is no action, proceeding, or investigation pending or threatened which questions the validity of this Agreement, Service Provider’s licenses to warehouse and distribute pharmaceuticals, or any actions taken or to be taken pursuant to this Agreement, (f) the Product has not been materially adversely affected while in possession of the Service Provider as a result of any revocation of licenses or due to its breach of its obligations hereunder and (g) in the event any of the representations and warranties contained herein become untrue at any time during the Term of this Agreement, Service Provider will immediately notify Company in writing.

7.3 Company and Service Provider shall give prompt written notice to the other if such party becomes aware during the term of this agreement of any action or development which would cause any of said party’s warranties in this section to become untrue.

8.	TRADEMARKS, DATA & INTELLECTUAL PROPERTY

8.1 Neither party may use the name of any other party or the other party’s trademarks, service marks, logos, other similar marks or other intellectual property (collectively “Trademarks”), or any data or information of the other party in any manner without the prior written approval of such other party.

8.2 Service Provider recognizes Company’s right, title and interest in Trademarks for Products or Company and may not at any time do or cause to be done any act that would impair

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Company’s property rights in such Trademarks. Service Provider may not acquire or claim any right, title, or interest in such Trademarks. Use of such Trademarks will inure to Company’s benefit and Service Provider will execute any document Company requests to confirm Company’s rights to such Trademarks.

8.3 Neither party may use any data or information of the other party in any manner without the other party’s prior written approval. Data and information that belongs to Company will be all Product Data and Company Confidential Information, except ICS Data. “ICS Data” includes Service Provider’s Confidential Information and any information that is not specific to Products or is developed by Service Provider relating to the processes, reports and services provided by Service Provider to Company under this Agreement, including those relating to any of Service Provider’s customers and their respective profiles. ICS Data belongs to Service Provider.

8.4 All concepts, inventions, improvements, ideas, patent rights, Trademarks and copyrights that relate to Products are exclusive property of Company, except ICS Data. Concepts, inventions, improvements, ideas, patent rights, Trademarks and copyrights that have been developed independently of the Products and are not specific to Products or that relate to the processes, reports and services developed by Service Provider will remain exclusive property of Service Provider.

9.	CONFIDENTIALITY

9.1 Each party acknowledges that as a result of this Agreement, each party may learn Confidential Information of the other party. None of the parties shall disclose any Confidential Information of any other party to any person or entity, or use, or permit any person or entity to use, any of such confidential information, excepting only: (a) disclosures on a confidential basis to and use by the directors, officers, employees, and agents of that party, or its affiliates, who have a reasonable need to know such information in connection with that party’s performance of this Agreement, and (b) disclosures to that party’s attorneys, accountants, and other professional advisors in connection with matters relating to this Agreement. The specific material terms of this Agreement shall be deemed to be Confidential Information of each party.

9.2 The obligation of confidentiality hereunder shall survive the termination of this Agreement for a period of five (5) years.

9.3 Upon termination of this Agreement (for any reason) each party shall promptly: (a) return to the applicable party, all documentation and other materials (including copies of original documentation or other materials) containing any Confidential Information of such party; or (b) certify to the applicable party, pursuant to a certificate in form and substance reasonably satisfactory to such party, as to the destruction of all such documentation and other materials.

10.	INDEMNIFICATION

10.1 Company shall defend, indemnify and hold harmless Service Provider and its Related Parties from and against all claims, liabilities, losses, damages, costs and expenses,

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including without limitation reasonable attorneys’ fees) (hereinafter collectively referred to as “Claims”) brought by third parties and/or employees of Company against Service Provider and/or its Related Parties, as the case may be, caused by or arising out of: (a) any negligent or intentional act or omission of Company or its Related Parties, (b) any failure of Company to perform and observe fully its obligations and conditions pursuant to this Agreement or to comply with relevant laws or regulations, (c) any breach of any warranty made by Company in this Agreement (d) Claims of patent, trademark or copyright infringement related to the Products, (e) the storage and handling of the Products (other than by Service Provider or its Related Parties), or the use, non-use, demonstration, consumption, ingestion, digestion, manufacture, production and assembly, of the Products and transportation to Service Provider, or (f) any liability assessments and penalties for Taxes that may be imposed against Service Provider or its Related Parties by any local, state, or Federal taxing authority related to the Products (other than Taxes collected by Service Provider but not paid to such taxing authority); provided, however, that the Company shall have no indemnification or defense obligations under this Section 10.1 for any Claims to the extent they were caused by or arise out of the negligent or intentional act or omission of Service Provider or its Related Parties.

10.2 Service Provider shall defend, indemnify and hold harmless Company and/or its Related Parties from and against all Claims brought by third parties and/or employees of Service Provider against Company and/or its Related Parties caused by or arising from (a) any negligent or intentional act or omission of Service Provider or its Related Parties, (b) any failure of Service Provider to perform and observe fully its obligations pursuant to this Agreement or to comply with relevant laws or regulations, (c) storage or handling of the Products by Service Provider or its Related Parties, or (d) Service Provider’s making of representations and warranties with respect to the Products not expressly authorized by Company; provided, however, that Service Provider shall have no indemnification or defense obligations under this Section 10.2 for any Claims to the extent they were caused by or arise out of the negligent or intentional act or omission of Company or its Related Parties.

10.3 NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NONE OF THE PARTIES SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY LOST PROFITS, CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR OTHER SIMILAR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A BREACH OF THIS AGREEMENT OR ANY EXPENSES, CHARGES, COSTS OR LIABILITIES, WHETHER FORESEEN OR UNFORESEEN, ARISING FROM OR RELATED TO THE USE OR PERFORMANCE OF THE PRODUCTS OR PERFORMANCE OR TERMINATION OF THIS AGREEMENT EXCEPT THAT THIS LIMITATION SHALL NOT APPLY TO LIABILITY FOR CONSEQUENTIAL INCIDENTAL, INDIRECT OR SPECIAL DAMAGES ARISING OUT OF OR RELATING TO EITHER PARTY’S GROSS NEGLIGENCE OR INTENTIONAL CONDUCT OR AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

10.4 The obligations and liabilities of the parties with respect to Claims subject to indemnification under this Section 10, (“Indemnified Claims”), shall be subject to the following terms and conditions:

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10.4.1 The party claiming a right to indemnification hereunder (the “Indemnified Person”) shall give prompt written notice to the indemnifying party (the “Indemnifying Person”) of any Claim, stating the nature and basis of said Claim and the amount thereof to the extent known. Each such notice given hereunder shall be accompanied by copies of all relevant documentation with respect to such Claim, including, without limitation, any summons, complaint or other pleading which may have been served or written demand or other document or instrument.

10.4.2 With respect to any Claim: (a) the Indemnifying Person shall defend or settle the Claim, subject to the provisions of this subsection, (b) the Indemnified Person will, at the Indemnifying Person’s sole cost and expense, cooperate in the defense by providing access to witnesses and evidence available to it, or (c) the Indemnified Person shall have the right to participate in any defense at its cost and expense to the extent that in its judgment the Indemnified Person may otherwise be prejudiced thereby.

10.4.3 Anything contained herein to the contrary notwithstanding, neither the Indemnifying Person nor any of the Indemnified Persons shall admit any liability with respect to, settle, compromise or discharge or offer to settle, compromise or discharge, any Claim which is subject to indemnification under this Section 10 without the written consent of an officer of the other, which consent shall not be unreasonably withheld. In addition, each of the Indemnifying Person and the Indemnified Persons shall cooperate with, and comply with all reasonable requests of, each other and act in a reasonable and good faith manner to minimize the scope of any Claim.

10.4.4 Notwithstanding anything to the contrary herein, and subject to the limitations of Section 10.3 herein, Service Provider shall not be liable to the Company for any damages (whether grounded in contract, tort, or otherwise) arising under any Claim which is subject to indemnification under this Section 10 in an aggregate amount greater than all sums paid to Service Provider by the Company under this Agreement during the period of one (1) year prior to the date upon which such claim(s) arose unless it is determined by a court of competent jurisdiction that Service Provider’s gross negligence or intentional misconduct was the primary cause of such Claim.

11.	INSURANCE

11.1 During the Term of this Agreement, Company will maintain: (a) casualty and theft or loss insurance in amounts sufficient to protect all Products and other materials consigned to Service Provider, and (b) products liability and commercial general liability insurance having a limit of not less than five million dollars ($5,000,000.00), pursuant to one or more insurance policies with reputable insurance carriers having a Best’s Rating of A VII or otherwise as reasonably approved by Service Provider. Company shall designate Service Provider and its parent corporations as “additional insureds” under all insurance policies referenced in this Section. Company shall obtain a broad form Vendor’s endorsement for products liability for Service Provider, and its parent corporations. Within thirty (30) days after the date hereof, Company shall provide to Service Provider a certificate of insurance indicating that such obligations have been satisfied. As a condition precedent to the effectiveness of this Agreement, Company shall execute the guarantee in the form of Exhibit A.

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11.2 Service Provider shall, at its own expense, provide and keep in full force and effect during the term of this Agreement the following kinds and minimum amounts of insurance:

(i) Workers’ Compensation. Workers’ compensation statutory coverage as required by the laws of the states in which the services hereunder are performed;

(ii) Employer’s Liability. Employer’s liability insurance with a limit of $500,000 for bodily injury by accident per person, $500,000 for bodily injury by accident, all persons and $500,000 bodily injury by disease policy limit;

(iv) General Liability. Commercial general liability insurance, including personal injury blanket contractual liability and broad form property damage, with a $1,000,000 combined single limit per occurrence;

(v) Errors and Omissions. Professional liability insurance covering the errors and omissions of Service Provider’s employees providing professional or technical services (including but not limited to any negligence or willful misconduct of any member of the Service Provider Personnel in connection with their obligations set forth herein) of not less than $10,000,000 per occurrence and aggregate;

(vi) Umbrella Liability. Umbrella liability insurance in the amount of $5,000,000 per occurrence and aggregate;

(vii) Employer Practices Insurance. Employer practices insurance in the amount of $1,000,000 per occurrence; and

(viii) Property Insurance. Property insurance covering the business property of Service Provider and others while at any unnamed location in the amount of $1,000,000;

11.3 Throughout the term of this Agreement, Service Provider shall have and maintain such policies in a form acceptable to Company and shall, within thirty (30) days after the date of execution of this Agreement: make Company an additional insured under each of the foregoing policies; cause such policies to stipulate that the insurance will not be modified or cancelled while this Agreement is in effect without thirty (30) days prior written notice to Company; and provide Company with proof of its compliance with this Section 11.

12.	NOTICES

Any notice or other communication required or desired to be given to any party under this Agreement shall be in writing and shall be deemed given: (a) four (4) days after deposit in the United States mail, first-class certified, return receipt requested, and addressed to that party at the address for such party set forth at the end of this Agreement, (b) the next business day following timely delivery to a reputable, national overnight delivery service for delivery to that

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party at that address, or (c) upon receipt of electronic confirmation of delivery if sent by facsimile transmission to that party at its facsimile numbers set forth at the end of this Agreement with hard copy sent by certified mail or overnight delivery in accordance with the terms of this Section. Any party may change its address or facsimile number for notices under this Agreement by giving the other party written notice of such change in accordance with this Section.

13.	REMEDIES

With respect to the confidentiality provisions of this Agreement, each party acknowledges that in the event of any actual or threatened violation by that party of any of such provisions, the other party may suffer irreparable harm and its remedies at law may be inadequate. Accordingly, in the event of any violation or attempted violation of any such provisions by either party, the other party shall be entitled to petition for a temporary restraining order, preliminary and permanent injunctions, specific performance, and other equitable relief. The rights and remedies of each party under this Agreement shall be cumulative and in addition to any other rights or remedies available to such party, whether under any other agreement, at law, or in equity.

14.	GOVERNING LAW

All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the internal laws of the State of Delaware excluding its principles and provisions and body of law relating to conflicts or choice of laws.

15.	SEVERABILITY

The intention of the parties is to comply fully with all applicable Requirements of Law, and this Agreement shall be construed consistently with all applicable Requirements of Law to the extent possible. If and to the extent that any court of competent jurisdiction determines that it is impossible to construe any provision of this Agreement consistently with any applicable Requirements of Law and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

16.	NON-WAIVER

No failure by either party to insist upon strict compliance with any term of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other party shall affect, or constitute a waiver of the first party’s right to insist upon strict compliance, to exercise that option, to enforce that right, or to seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the parties at variance with any provision of this Agreement shall affect, or constitute a waiver of, that party’s right to demand strict compliance with all provisions of this Agreement.

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17.	FORCE MAJEURE

If the performance of any part of this Agreement by any of the parties shall be affected for any length of time by fire or other casualty, government restrictions, war, riots, strikes or labor disputes, lock out, transportation delays, electronic disruptions, telecommunication failures, and acts of God, or any other causes which are beyond the control of the parties (financial inability excepted), such party shall not be responsible for delay or failure of performance of this Agreement for such length of time, provided, however, (a) the affected party shall cooperate with and comply with all reasonable requests of the non-affected party to facilitate the commercialization services to the extent possible, and (b) the obligation of one party to pay amounts due to any other party shall not be subject to the provisions of this Section.

18.	COUNTERPARTS

This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one instrument.

19.	HEADINGS

The headings of the various Sections of this Agreement are not part of the context of this Agreement, and are only labels to assist in locating those Sections, and shall be ignored in construing this Agreement.

20.	COMPLETE AGREEMENT

This Agreement contains the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to the subject matter of this Agreement. No changes to this Agreement shall be made or be binding on either party unless made in writing and signed by both parties. All Schedules and Exhibits referred to in this Agreement are incorporated by this reference.

21.	SUCCESSORS

Neither party may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, without such consent, either party may assign this Agreement in connection with the transfer or sale of all or substantially all of its assets, stock or business, or its merger, consolidation or combination with or into another entity; provided, however, that the assigning party remains liable for the assigned party’s performance and the assigned party demonstrates that it has the financial and other ability to perform. Company hereby consents to Service Provider’s assigning part or all of its obligations to any affiliate and to assigning or granting a security interest in this Agreement in connection with any financing or securitization by Service Provider or any affiliate. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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22.	APPROVALS

When this Agreement requires the approval of one or all of the parties to this Agreement, each and every such approval sought will not be unreasonably withheld by the party required to provide its approval.

23.	RELATIONSHIP OF THE PARTIES

Neither party has any ownership interest in the other and their relationship, as established by this Agreement, is that of agent and master within the confines of the terms of this Agreement. Other than the explicit and limited agency described herein, this Agreement does not create any partnership, joint venture or similar business relationship between the parties. Notwithstanding the limited agency created hereunder, each party shall remain fully responsible for all actions of, and costs incurred by, its Related Parties not specifically related to this Agreement and the performance of obligations hereunder.

IN WITNESS WHEREOF, the parties have had a duly authorized officer, partner or principal execute this Commercial Outsourcing Services Agreement as of the Effective Date.

AUXILIUM PHARMACEUTICALS, INC.		INTEGRATED COMMERCIALIZATION SOLUTIONS, INC.

By:	/s/ Cornelius Lansing	By:	/s/ Andrew Gellman
Name:	Cornelius Lansing	Name:	Andrew Gellman
Title:	CFO	Title:	Vice President & General Manager

160 W. Germantown Pike, Suite D-5 Norristown, PA 19401 Attn: Cornelius Lansing Tel.: 610-239-1482 Fax: 610-279-8205		4006 Beltline Road, Suite 115 Addison, Texas 75001 Attn: Vice President & General Manager Tel: (972) 490-2000 Fax: (972) 387-8286

with a copy to: General Counsel		with a copy to: AmerisourceBergen Corporation 1300 Morris Drive Chesterbrook, PA 19087 Attn: General Counsel Fax: (610) 727-3612

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APPENDIX A

“Act” means the Federal Food, Drug and Cosmetic Act, Title 21, United States Code, as amended, and the regulations promulgated thereunder.

“Confidential Information” means information or data (including data owned by a party pursuant to Section 11 hereof) considered confidential by the party owning such information, whether visual, oral, electronic or in written form, including without limitation, any trade secrets, ideas, inventions or research and development information; information related to technology, know-how, engineering or other data, processes or techniques; manufacturing, planning or marketing information, procedures or strategies or any financial or other business information of the disclosing party and/or its Related Parties, and Product Data and data owned by a party pursuant to Sections 8 and 11 hereof. Confidential Information does not include (1) information which is or becomes public without the fault or participation of the other party to this Agreement or which is responsive to legal process or obligation; provided, that, the receiving party promptly notifies the disclosing party of any legally required disclosure, seeks to minimize such disclosure to the extent legally permissible and seeks confidential treatment of such required disclosure, (2) any information lawfully in the receiving party’s possession prior to the date the receiving party receives the disclosing party’s information, or (3) any information which either party receives from a third party who rightfully possesses such information and does not have an obligation of confidentiality to the other party in connection with such information.

“Drug” shall have the meaning as set forth in Section 321(g)(1) of the Act.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“NDA” means a New Drug Application as defined in and contemplated by the Act.

“Person” or “Persons” means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

“Products” means those products set forth in Schedule “A”, as licensed for commercial sale under all Requirements of Law.

“Related Parties” shall mean the subsidiaries, parents, affiliated companies, officers, directors, employees, representatives, shareholders, trustees and agents of any Person.

“Requirement(s) of Law” means any law (including, without limitation, consumer law), treaty, rule or regulation or a final and binding determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“SEC” means the Securities and Exchange Commission.

“Taxes” shall mean any and all liabilities, losses, expenses, and costs of any kind whatsoever that are, or are in the nature of taxes, fees, or other governmental charges, including interest,

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penalties, fines and additions to tax imposed by any Federal, state or local government or taxing authority in the United States on or with respect to: (a) the Agreement or any related agreements or any future amendment, supplement, waiver, or consent requested by Company or any required by the Agreement with respect to the execution, delivery or performance of any thereof, or the issuance, acquisition or subsequent transfer thereof, (b) the return, acquisition, transfer of title, storage, removal, replacement, substitution, purchase, acceptance, possession, rejection, ownership, delivery, non-delivery, use, operation, sale, abandonment, redelivery or other disposition of any interest in the Products or any part thereof, (c) the receipts or earnings arising from any interest in the Products or any part thereof, (d) any payment made pursuant to this Agreement or to any of the Products, or (e) otherwise as a result of or by reason of the transactions contemplated by this Agreement, excluding, however, taxes imposed upon Service Provider that are based upon or measured by gross or net income and any franchise Taxes of Service Provider or any personal property taxes for Products or equipment owned by Service Provider.

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SCHEDULE A

COMPANY PRODUCTS

DESCRIPTION	NDC NUMBER
Testim™ 1% (testosterone gel) CIII	66887-001-05

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SCHEDULE B Fee Schedule

Prices per Order	Interval	Fee
Distribution	Per Shipment	$[**]
Customer service (OMS)	Per Order	$[**]
Accounts Receivable	Per Invoice	$[**]

Total Order Costs (Assumes no backorders or split shipments)		$[**]

Service Items

Development Fee		$[**]

Monthly Management and Consulting Fee		$[**]
♦Customer Service ♦Finance and Accounts Receivables ♦Information Technology ♦Distribution ♦Consulting	$[**] $[**] $[**] $[**] $[**]
Returns	Per Return	$[**]
Distribution for extra lines per Order	Per Line	$[**]
Controlled Storage	Per Pallet Per Month	$[**]
Chargeback Management Fee	Per Month	$[**]
Chargeback Processing Fee (Manual)	Per Line Processed	$[**]
Chargeback Processing Fee (Electronic)	Per Line Processed	$[**]

Freight
❒ Product Shipment Freight Additional Items	Cost + [**]%
Additional Items
❒ Product Destruction	Cost + [**]%
❒ Printing of program materials (if applicable)	Cost + [**]%
❒ After Cut-Off Hour shipments	$[**]/shipment additional
❒ Emergency shipments	$[**]/shipment additional
❒ Telecomm, facsimile and photocopies	Cost + [**]%
❒ FedEx/UPS/Postage Expense	Cost + [**]%
❒ Dedicated ICS travel	Travel cost + employee rate
O Pre-approval required from Auxilium
❒ Specialized Report Creation Fees – ERP	$[**]/hr.
❒ Customized Programming	$[**]/hr
❒ Pre-Approved Assessorial Labor Charge
O Warehouse	$[**] per hour
O QC, management	$[**] – [**] per hour
❒ Reporting for Medicaid	$[**] per quarter

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SCHEDULE C

Tier One Reports	In Use Yes/No	Tier Two Reports	In Use Yes/No	Tier Three Reports
ERP Generated		ERP Queries
System generated on demand		Available Daily, Weekly, Monthly client specific
Distribution		Sales
Lot File List		Sales By Product		Flash Report
Product File List		Sales By Customer		Sales By Territory
Product Note File List		Sales by Territory/Region
Order Structure File List		Sales By Order Type
Assortment File List		MTD/QTD/YTD Sales by Customer
Purchase Order Control List
Purchase Order File List		Credits/Returns/Chargebacks
Name File List		Credits
Contract File List		Returns Register
Customer Discount File List		Chargebacks
Supplier Discount File List
Invoice Journal		Inventory
Cash Sales Journal		Inventory Report (Snapshot)
Inventory Transaction List
Stock on Hand List
Inventory Transaction Report
Financials
A/P Transaction List		Financials
A/P Balance List		Invoice Register (RW Report)
A/P Analysis List		Trial Balance (RW Report)
A/P Reconciliation List		Aging Report (RW Report)
A/P Payment Statistics List		Cash Receipts (RW Report)
A/R Transaction List
A/R Balance List
A/R Analysis List
A/R Reconciliation List
A/R Payment Statistics List
A/R Aging List
General Ledger
G/L Transaction List
Voucher Number Control List
Journal Number Control List
G/L Transaction Log File List

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EXHIBIT A

CONTINUING GUARANTY AND INDEMNIFICATION AGREEMENT

The undersigned does hereby guarantee to AmerisourceBergen Corporation and each of its subsidiary corporations that each shipment or other delivery of any food, drugs, devices, cosmetics, or other merchandise now or hereafter made by the undersigned, its subsidiaries, divisions or affiliated companies to or on the order of AmerisourceBergen Corporation or any of its subsidiaries will not be, at the time such shipment or delivery, adulterated, misbranded, or otherwise prohibited within the meaning of the Federal Food, Drug and Cosmetic Act, 21 U.S.C.A. §301 et seq., as amended, and in effect at the time of said shipment or delivery (the Act) or within the meaning of any applicable state or municipal law in which the definition of adulteration or misbranding are substantially the same as those contained in the Act; and such merchandise is not, at the time of such shipment or delivery, merchandise which may not be introduced or delivered for introduction into interstate commerce under the provisions of sections 301, 404 or 505 of the Act (21 U.S.C.A. §331, §344 and §355); and such merchandise is merchandise which may be legally transported or sold under the provisions of any other applicable federal, state, or municipal law; and the undersigned guarantees further that only those chemicals or sprays approved by federal, state or municipal authorities have been used, and any residue in excess of the amount allowed by any such authorities has been removed therefrom.

The undersigned hereby agrees to defend, indemnify and hold AmerisourceBergen Corporation and each of its subsidiaries harmless against any and all claims, losses, damages, and liabilities whatsoever (and expenses connected therewith, including counsel fees), arising as a result of (a) any actual or asserted violation(s) of the Act or any other federal, state or local law or regulation by virtue of which products or merchandise sold, supplied, or delivered by the undersigned shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in full compliance with or in contravention of any federal, state or local law or regulation, (b) the possession, distribution, sale and/or use of, or by reason of the seizure of, any of the undersigned’s products, including claims of bodily injury, death or property damage, and (c) any actual or asserted claim that the undersigned’s products or merchandise infringe any proprietary or intellectual property rights of any person, including without limitation the infringement of any trademarks or service names, trade names, trade secrets, inventions, patents or the violation of any copyright laws or any other applicable federal, state or local laws; provided, however, the undersigned shall have no indemnification or defense obligations hereunder to the extent any claim was caused by or arose out of the negligent or intentional act or omission of AmerisourceBergen Corporation or its subsidiary corporations. The undersigned further agrees to maintain primary and noncontributing Products Liability Insurance of not less than $5,000,000.00 per occurrence, Combined Single Limit (Bodily Injury and Property Damage) including AmerisourceBergen Corporation and its subsidiary corporations as Additional Insureds, including a Broad Form Vendors Endorsement, with provision for at least 30 days’ prior written notice to the additional insured in the event of cancellation or material reduction of coverage, and upon request promptly submit satisfactory evidence of such insurance. All insurance coverage must be with insurance carriers having a Best’s Rating of A VII or otherwise as reasonably approved by Service Provider. The provisions set forth herein are in addition to, and not in lieu of, any terms set forth in any purchase orders accepted by the undersigned or any separate agreement entered into between AmerisourceBergen Corporation or any of its subsidiaries and the undersigned or any of its affiliates. In the event of any conflict between the language of such other documents and the language set forth herein, the language herein shall be controlling.

Auxilium Pharmaceuticals, Inc.	/s/ Cornelius H. Lansing II	1/17/03
Guarantor (Company Name)	Signature of Authorized Officer	Date
Cornelius H. Lansing II, CFO, EVP Commercial Logistics
Name and Title
160 W. Germantown Pike, Suite D-5, Norristown, PA 19401
Address of Company
(610) 239-1482
Phone

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EXHIBIT B

INTEGRATED ACCESS CENTER

The Company hereby engages Service Provider, as its agent, to develop, operate and maintain an Integrated Access Center (“Access Center”) to manage the comprehensive distribution Services related to the Products described herein (“Access Center Services”) for the Company. Service Provider agrees to develop the Access Center and provide the Access Center Services for the fee listed in Schedule B attached hereto and by this reference made a part hereof. The Access Center shall comprise the following: (a) a fully-integrated telecommunications and information system that will capture and manage key data from each customer requesting information or specific services relating to the Products, (b) a toll-free Company-dedicated telephone and fax number, (c) the capability to handle queries about the Products related to order processing and account management, (d) the capability to handle queries about clinical information regarding the Products and (e) the processing of invoices for the Products on behalf of the Company.

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EXHIBIT C

ORDER PROCESS MANAGEMENT

Service Provider will hire, train and manage appropriate staff personnel to provide, operate and maintain, as the Company’s agent, the Access Center. Service Provider will obtain a dedicated toll free inbound telephone number solely for the Access Center. The responsibilities of the personnel hired in the Access Center will be to: (a) receive orders via Electronic Data Interchange (“EDI”), facsimiles, mail or telephone, and (b) be available from 7:00 a.m. to 6:00 p.m. (central standard or daylight savings time as appropriate) to receive orders or triage calls to the Company as necessary. Service Provider shall generate and issue invoices for the sale of the Products sold hereunder. Company invoices shall be generated. Service Provider shall manage the process of issuing Product return authorizations and Product destruction authorizations and shall coordinate the shipment of such Products from time to time at the Company’s sole cost and expense. Service Provider shall set up customer accounts for persons and entities eligible to purchase from the Company. The Company shall periodically supply Service Provider with its written criteria, as may be amended from time to time, for all customer eligibility. At the Company’s prior written request and subject to reasonable charges related thereto, Service Provider shall verify that such customers meet the Company’s eligibility criteria by: (a) credit verification and establishment of credit limits, (b) license verification; and (c) account maintenance.

CUSTOMER SERVICE

AVERAGE DAILY SERVICE STANDARD	PERFORMANCE GUARANTEE
At least [**]% of orders for Products will be processed within 1 business day of receipt	$[**] per month where standard not met
Order entry error rate of less [**]%	$[**] per month where standard not met
At least [**]% service level to calls answered within 20 seconds	$[**] per month where standard not met

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EXHIBIT D

WAREHOUSING AND INVENTORY PROGRAM SERVICE DESCRIPTION

Warehousing. Service Provider will warehouse and inventory Product at Service Provider’s distribution facility currently located in Louisville, Kentucky (the “Service Provider Facility”). Company shall pay all costs, charges, expenses and import duties, if any, for delivery and transportation of all Product to and from the Service Provider Facility. Service Provider will visually inspect each shipment of Product for external container or package damage or loss in transit (based upon records provided to Service Provider from Company). Service Provider shall notify Company when damage or loss has occurred promptly upon such discovery by Service Provider. Service Provider will quarantine Product upon receipt and will release Product within twenty-four (24) hours of written authorization from Company. Service Provider will store all Product in compliance with good manufacturing practice guidelines and other requirements of the U.S. Food and Drug Administration (the “FDA”) and in accordance with Company’s instructions, if any. Upon Company’s written request, Service Provider will provide disaster-relief storage for Product at a facility of AmerisourceBergen Drug Corporation for the fees to be agreed upon between the parties in accordance with the Disaster Recovery Storage and Distribution Plan to be developed by Service Provider and delivered to Company under separate cover letter.

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EXHIBIT E

DISTRIBUTION SERVICE DESCRIPTION

1.1 Company shall supply to Service Provider such quantities of Product as necessary for Service Provider to perform hereunder. Service Provider shall distribute Product in accordance with good manufacturing practice guidelines and other requirements of the U.S. Food & Drug Administration (“FDA”), Company’s instructions, if any, and the following terms:

1.1.1. Product will be distributed by regulatory-compliant shippers;

1.1.2. Product will be shipped promptly upon receipt of the order transmission from Service Provider’s customer service;

1.1.3. VA and other government orders will be shipped direct or to the designated PPV (Preferred Pharmaceutical Vendor);

1.1.4. Bulk shipments will be distributed by a designated carrier using carrier bulk shipment terms;

1.1.5. Product will be distributed on a FEFO (first expired/first out) basis unless otherwise directed by Company;

1.1.6. At the prior written request of Company, Product will be delivered as a drop ship to the customer and billed to the designated wholesaler;

1.1.7. Orders received by standard warehouse hours of shipping (M-F 8:00 a.m. to 3:00 p.m. EST) will be filled the same day. Orders received after this agreed upon cut-off time will be processed no later than the next business day.

1.1.8. Company may designate a specific order or orders to be processed and shipped the same day depending on the Service Provider’s ability to perform based upon time, Service Provider personnel, and transportation carrier availability. After cut-off Company designated orders shall be subject to an additional fee as set forth on Schedule B attached hereto and incorporated herein by this reference.

1.1.9. Emergency Shipments are defined as any order received outside of scheduled working hours (M-F 8:00 a.m. to 5:00 p.m. EST) requiring Service Provider staff to return to the distribution center to process the order within the same day. Such Emergency Shipments shall be subject to an additional fee as set forth on Schedule B attached hereto and incorporated herein by this reference.

1.1.10. All transportation costs will be billed to Company at the rates set forth on Schedule B.

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1.2 Distribution Functions. Service Provider shall be responsible for the following distribution and inventory tasks:

1.2.1. To receive Product from Company or a Company designee;

1.2.2. To continually maintain Product inventory in accordance with the terms of this Agreement. End of lot discrepancies evidenced by a difference in physical to book inventory as noted during product distribution will trigger inventory counts and reconciliation by Service Provider to verify and determine the cause for the discrepancy where possible;

1.2.3. To provide Company, at the Service Provider’s expense, one (1) physical product inventory per calendar year. Additional physical product inventories including any routine cycle count programs, are chargeable based on assessorial labor charges as set forth on Schedule B. A physical inventory will be scheduled based upon a written request from Company and a mutually agreed upon inventory date;

1.2.4. Service Provider will allow Company, at Company’s expense the right to inspect Product at the Service Provider’s facility as long as Company provides reasonable prior written notice to Service Provider and so long as Company does not interfere with Service Provider’s operations; provided however, for purposes of site visits and inspections related to a QA Audit, at least ten (10) business days’ prior written notice must be given;

1.2.5. To provide any required packaging materials for distribution;

1.2.6. To pay all labor costs for warehouse personnel;

1.2.7. To provide computerized tracking of all shipments;

1.2.8. To pay for all security costs for the Service Provider Facility and all other warehouse locations where Product will be stored;

1.2.9. Returns will be processed within 30 days of receipt at the Service Provider facility unless a longer period of time is directed by the Company. Returns will be processed by Service Provider on a fee basis as provided in Schedule B.

1.2.10. To ship outdated/damaged Product to a site reasonably designated by Company for disposal. All transportation and destruction costs to be borne by Company.

1.3 Product Lost/Damaged. Company will at all times retain title to all Product under this Agreement. Service Provider shall not be obligated to and will not insure Product against loss in shipment, damage or natural catastrophes, acts of God or other reasons of force majeure.

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EXHIBIT H

CONTRACT MANAGEMENT AND CHARGEBACKS

1.1 Contract Management. For the fees listed in Schedule B, Service Provider shall, using Service Provider’s integrated bid and contract modules, capture key demographic information and pricing arrangements negotiated between Company and its key government contract accounts, including DOD, VA and Medicaid. Service Provider will assist Company in managing such accounts, including monitoring monthly cumulative sales, calculating applicable rebates and chargebacks based on such sales information and contract rates for each such account. Service Provider will invoice Company for rebates to be paid by Company on a monthly basis. Service Provider will also provide to Company reports, in a format agreed upon by the parties, including pricing information for AMP and FAMP reports, and which otherwise allow Company to monitor purchasing activity by its key accounts.

1.2 Chargeback/Rebate Indemnity. Company hereby agrees to indemnify and hold Service Provider and its Related Parties harmless from and against any and all losses, costs and expenses (including without limitation reasonable attorneys’ fees) that Service Provider and/or its Related Parties (as defined in Appendix A of this Agreement) suffer directly or indirectly out of any miscalculation of, or error in determination of eligibility for, any chargebacks or rebates pursuant to this Agreement.

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EXHIBIT I

ACCOUNTS RECEIVABLE MANAGEMENT AND CASH APPLICATIONS

Service Provider shall manage all accounts receivable transactions related to the Company managed distribution program for Product. Company will establish a lock box at a financial institution of its choosing. Payments from customers of the Company will be directed to the address of the lock box. Financial institution will sweep the lock box daily and deposit payments into Company’s operating account. Financial institution will forward copies of all payment transactions to Service Provider for cash application purposes. Service Provider and Company will jointly determine the following:

•	Credit policy

•	Class of trade designations

•	Terms and conditions

•	License requirements

•	Dunning process for past due accounts

•	Reporting requirements

Service Provider shall provide comprehensive accounts receivable management services in conformance with Service Provider SOPs and the Company’s collection policies as they apply to:

•	Invoicing (prepare and mail customer invoices)

•	Cash application

•	Reconciliation of daily lock box deposits

•	Credit hold/release processing

•	Change to customer credit limits per Company’s approval

•	Credit reports (TRW and D & B)

•	Return authorization credits

•	Credit and re-bills

•	Reconciliation of accounts receivable to chargebacks

Service Provider shall adhere to state and federally mandated good credit and collection practices established jointly by Service Provider and Company such as:

•	On-line details of calls

•	Call list of past due invoices

•	Past due reminder letters

•	Research and collection of unauthorized deductions

•	Company approved write-offs

ACCOUNTS RECEIVABLE MANAGEMENT AND CASH APPLICATIONS

AVERAGE DAILY SERVICE STANDARD	PERFORMANCE GUARANTEE
At least [**]% of cash received is posted within 2 business days of receipt	$[**] per month where standard not met

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EXHIBIT J

FINANCIAL MANAGEMENT

Service Provider shall provide monthly reconciliation of all financial transactions related to the Company managed distribution program for Product as follows:

•	Month end close

•	Reconciliation of cash, cash discounts and accounts receivable

•	Inventory roll over

•	Reconciliation of inventory adjustments

•	Reconciliation of goods received

•	Reconciliation of sales and cost of goods sold

•	Reconciliation of returns and cost of goods returns

Service Provider will provide on a monthly basis or such frequency as mutually agreed upon with the Company the following financial reports:

•	Trial Balance

•	Cash Application Summary

•	Accounts Receivable Reports

•	Inventory Reports

•	Sales Reports

•	Cash Discounts Report

FINANCIAL SUPPORT AND RECONCILIATION

AVERAGE DAILY SERVICE STANDARD	PERFORMANCE GUARANTEE
Month-end close information to be provided within [**] business days of month end	$[**] per month where standard not met

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EXHIBIT K

IT SERVICE DESCRIPTION

1.1 Date Management and Reporting. For the fees listed in Schedule B - ERP, Service Provider shall provide Company with the standard daily, weekly and/or monthly sales and management reports listed on Schedule C, attached hereto and incorporated herein by this reference, or in a standard electronic form. These standard reports shall be provided by EDI transmission or any other method agreed upon by the parties from time to time, and shall contain the following information: (a) sales by customer and customer zip code, (b) returned Products, (c) inventory at Service Provider’s Facility, and (d) damaged or destroyed Products. Company and Service Provider shall jointly and reasonably determine the data elements and formats as well as the frequency of all such reports for non-standard reporting. Although mutually agreed-upon standard reports are included in the pricing provided under this Agreement, there will be additional charges for special reports based upon programming charges as listed in Schedule B — Specialized Report Fees. Company will be responsible for hardware or software costs directly and/or for the fees listed in Schedule B.

1.2 On-line Access. For the fees listed in Schedule B, Service Provider shall provide Company with access to the ERP system. Company may access system via dial-up, frame relay or virtual private network (VPN). Company will be responsible for hardware, software, or telecommunication costs either directly and/or for the fees listed in Schedule B.

1.3 Service Provider has in place disaster-relief plans consisting of Disaster Recovery Procedures, Alternative Distribution Center Operation Procedures, Telecommunications Switch Over During Disaster or Emergency Period, and AS/400 System Switch Over During Disaster or Emergency Period (collectively referred to as the “Disaster Plans”), all of which Service Provider has delivered to Company under separate cover. Service Provider commits to maintaining the Disaster Plans in effect for the entire Term of the Agreement, providing disaster-relief storage for Product in accordance with the Disaster Procedures, and otherwise implementing the Disaster Procedures should the need arise at any time during the Term of the Agreement.

INFORMATION TECHNOLOGY SERVICE DESCRIPTION

AVERAGE DAILY SERVICE STANDARD	PERFORMANCE GUARANTEE
Systems down time less than [**]% per month, excluding scheduled maintenance	$[**] per month where standard not met

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